Exhibit 15(xiii) under Form N-1A
                                                Exhibit 1 under Item601/Reg. S-K

Exhibit to
Rule 12b-1 Agreement


                                       Maximum Contractual Fees:
Star Capital Appreciation Fund                  0.25% of ADNA
Star Growth Equity Fund
      Investment Shares                         0.25% of ADNA
Star Relative Value Fund
      Investment Shares                         0.25% of ADNA
Star Strategic Income Fund                      0.25% of ADNA
Star Tax-Free Money Market Fund                 0.25% of ADNA
Star Treasury Fund
      Investment Shares                         0.25% of ADNA
Star U.S. Government Income Fund                0.25% of ADNA
The Stellar Fund
      Investment Shares                         0.25% of ADNA
The Stellar Insured Tax-Free Bond Fund          0.25% of ADNA
Star International Equity Fund                  0.25% of ADNA
Star Equity Index Fund                          0.25% of ADNA
Star Ohio Tax-Free Money Market Fund            0.25% of ADNA

Dated:  September 1, 1997